Exhibit 99.1

Teleflex ®	NEWS
155 South Limerick Road, Limerick, PA 19468 USA - Phone: 610-948-5100 — Fax: 610-948-0811

Contact: Julie McDowell

Vice President, Corporate Communications

610-948-2836

FOR IMMEDIATE RELEASE	July 30, 2007

TELEFLEX REPORTS SECOND QUARTER 2007 RESULTS

26% Increase in income from continuing operations
$107 million operating cash flow

Limerick, PA — Teleflex Incorporated (NYSE: TFX) today announced financial results for the second quarter ended July 1, 2007.

Second Quarter 2007 Financial Highlights
Second quarter revenues were $679.7 million, up 5% from $650.2 million in the second quarter of 2006. Revenue growth was principally the result of acquisitions and benefits from foreign currency. Cash flow from continuing operations for the second quarter of 2007 was $107 million.

Second quarter income from continuing operations increased 26% to $43.0 million or $1.08 per diluted share from $34.0 million or $0.84 per diluted share in the prior year quarter. Excluding special charges and a loss on sale of assets, income from continuing operations for the second quarter rose 28% to $45.1 million or $1.14 per diluted share. Special charges included after-tax restructuring costs of $0.8 million and an after-tax loss on sale of assets of $1.4 million. In the prior year quarter, income from continuing operations excluding special charges and loss was $35.3 million (excluding after-tax restructuring and other costs of $6.8 million, an after-tax loss on sale of assets of $0.8 million and a tax adjustment of $6.4 million) or $0.87 per diluted share.

Jeffrey P. Black, chairman and chief executive officer of Teleflex, said, “This was another strong quarter for Teleflex as we continue to benefit from the changes we have made in our portfolio, processes and manufacturing footprint. For the second quarter, Teleflex delivered double-digit earnings growth and over $100 million of operating cash flow. The Aerospace and Medical segments once again posted strong year-over-year operating profit growth while Commercial continued to perform well given some tough end markets.”

Black continued, “Last week’s announcement of our agreement to acquire Arrow International and our decision to evaluate strategic alternatives for businesses within the Commercial Segment reflects our continued commitment to increase operating margins, reduce cyclicality and position Teleflex for future growth.”

Second quarter income from discontinued operations was $50.9 million or $1.28 per diluted share compared to $2.7 million or $0.07 per diluted share in the prior year. The results from discontinued operations in 2007 included an after-tax gain of $48.8 million on the sale of the precision-machined components business.

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Net income for the second quarter 2007 was $93.9 million or $2.37 per diluted share, compared to $36.6 million or $0.90 per diluted share in the second quarter of 2006.

First Six Months of 2007
For the first six months of 2007, revenues from continuing operations increased 8% to $1.35 billion compared to revenues of $1.25 billion for the same period in 2006. Income from continuing operations for the first six months of 2007 was $86.1 million or $2.18 per diluted share which compares with income from continuing operations for the prior year period of $61.5 million or $1.52 per diluted share.

For the first six months of 2007, income from continuing operations excluding special charges, and loss on sale of assets was $88.0 million or $2.23 per diluted share. Income from continuing operations, excluding special charges, loss on sale of assets, and tax adjustment for the first six months of 2006 was $66.9 million or $1.65 per diluted share.

Second Quarter Business Segment Commentary
Segment commentary excludes the impact of discontinued operations, loss on sale of assets and items included in restructuring and other costs as disclosed in the condensed consolidated statements of income.

Commercial

Commercial Segment revenues increased 3% in the second quarter of 2007 to $345.9 million from $337.2 million last year. The increase resulted from a 4% benefit from currency and a 1% impact from acquisitions, offset by negative core growth. Commercial Segment core revenue growth was impacted by an expected decline in revenues from the automotive business and the phase-out of products for certain automotive platforms.

Commercial Segment operating profit was $23.6 million compared to $25.0 million in the prior year second quarter, due to lower volumes and price reductions for automotive products, the impact of material price increases, and increased investment in engineering related to future product launches.

Medical

Medical Segment revenues in the second quarter were $226.4 million, a 4% increase over revenues of $217.8 million in 2006. The increase resulted from a 3% benefit from currency and a 3% impact from acquisitions, offset by negative core growth. The Segment continued to benefit from increased sales of disposable medical products in international markets. Core revenue growth was impacted by slower sales of surgical devices and orthopedic instruments in North America and the phase-out of several smaller product lines.

Medical Segment operating profit increased 16% to $43.2 million from $37.3 million in 2006, primarily as a result of improved operational efficiencies resulting from cost and productivity actions taken during the second half of 2006 and the impact of acquisitions. Medical operating profits in the quarter were reduced by several non-recurring items including costs associated with the closure of a facility, one-time costs related to acquisitions completed in the quarter, and increased expense associated with the company’s IT consolidation initiative.

Aerospace

Aerospace Segment revenues in the second quarter increased 13% to $107.3 million from $95.3 million in 2006. Currency benefited growth by 2%. Core growth of 11% was driven primarily by sales of wide-body cargo-handling systems, narrow-body cargo-loading systems and aftermarket spares and repairs with a more modest contribution from repair products and services.

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Aerospace Segment operating profit increased 48% to $12.0 million from $8.1 million in 2006. Operating profit increased primarily as a result of higher sales volumes and cost and productivity improvements.

Business Outlook for 2007
Looking ahead to the balance of 2007, Black commented, “Through the first six months of 2007 we are off to a good start. As we head into our seasonally slowest quarter of the year, we expect to adjust to challenging conditions in some of our Commercial end markets and then to see accelerating growth as cost reductions take effect and new programs and product lines launch. Accordingly, we are confident in the outlook for our businesses and expect our 2007 guidance of earnings per share from continuing operations before restructuring charges and loss on sale of assets to be toward the upper end of our range of $4.05 to $4.25.”

Teleflex is expecting restructuring charges for the year to be in the range of $6 to $9 million or $0.11 to $0.16 per diluted share. Cash flow from continuing operations for the full year 2007 is expected to approach the target of $300 million.

This guidance does not reflect any impact from the pending acquisition of Arrow International which is expected to be dilutive to the final 2007 financial results. Additional details on the expected dilution will be provided after closing of the transaction which is anticipated to be by the fourth calendar quarter of 2007. The acquisition is expected to be meaningfully accretive in 2009.

Second Quarter Conference Call Webcast and Additional Information

 As previously announced, Teleflex will comment on its second quarter results on a conference call to be held Tuesday, July 31, 2007, at 10:00 a.m. (ET). The call will be available live and archived on the company’s website at www.teleflex.com and accompanying charts will be posted prior to the call. An audio replay will be available until August 5th at 5:00 p.m. (ET) by calling 888-286-8010 (U.S./Canada) or 617-801-6888 (International), Passcode # 60978925.

Additional Notes and Notes on Non-GAAP Financial Measures
This press release addresses certain income measures which exclude the effect of restructuring, impairment and other costs associated with our restructuring programs, a tax adjustment, and loss on sale of assets which may be considered non-GAAP financial measures. A table reconciling income and diluted earnings per share from continuing operations to income and diluted earnings per share from continuing operations excluding special charges, loss on sale of assets and tax adjustment is set forth below.

	Quarter Ended			Quarter Ended
	July 1, 2007			June 25, 2006
	Continuing Operations			Continuing Operations
			(dollars in thousands, except per share)
Income and diluted earnings per share	$	42,984	$1.08	$33,983	$0.84
Special charges:
Restructuring and other costs		1,119		8,475
Income tax (benefit) on restructuring costs		(335)		(1,639)

Restructuring costs, net of tax		784	0.02	6,836	0.17

Loss on sale of assets		2,121		1,828
Income tax (benefit) on loss on sale of assets		(761)		(994)

Loss on sale of assets, net of tax		1,360	0.03	834	0.02

Tax adjustment		—	—	(6,374)	(0.16)

Income and diluted earnings per share excluding special charges, loss on sale of assets, and tax adjustment	$	45,128	$1.14	$35,279	$0.87

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	Six Months Ended			Six Months Ended
	July 1, 2007			June 25, 2006
	Continuing Operations			Continuing Operations
			(dollars in thousands, except per share)
Income and diluted earnings per share	$	86,082	$2.18	$61,524	$1.52
Special charges:
Restructuring and other costs		1,601		12,968
Income tax (benefit) on restructuring costs		(548)		(3,272)

Restructuring costs, net of tax		1,053	0.03	9,696	0.24
Loss on sale of assets		1,328		1,185
Income tax (benefit) on loss on sale of assets		(477)		(682)

Loss on sale of assets, net of tax		851	0.02	503	0.01

Tax adjustment		—	—	(4,843)	(0.12)

Income and diluted earnings per share excluding special charges, loss on sale of assets, and tax adjustment	$	87,986	$2.23	$66,880	$1.65

Certain financial information is presented on a rounded basis which may cause minor differences. Core growth includes activity of a purchased company beyond the initial twelve months after the date of acquisition. Core growth excludes the impact of translating the results of international subsidiaries at different currency exchange rates from year to year, and the activity of companies that have been divested within the most recent twelve month period.

About Teleflex Incorporated
Teleflex is a diversified company with 2006 revenues of more than $2.5 billion. The company designs, manufactures and distributes quality engineered products and services for the commercial, medical, and aerospace markets worldwide. Teleflex employs more than 19,000 people worldwide who focus on providing innovative solutions for customers. Additional information about Teleflex can be obtained from the company’s website at www.teleflex.com.

Caution concerning forward-looking information
This press release contains forward-looking statements, including, but not limited to, statements relating to our business performance outlook for 2007, including conditions in Commercial end markets, expected benefits from cost-reduction efforts and the launch of new products and programs; forecasted 2007 diluted earnings per share from continuing operations before restructuring charges and losses; forecasted 2007 restructuring charges and cash flow from operations; and the pending acquisition of Arrow International, including its anticipated impact on our financial results.  Actual results could differ materially from those in these forward-looking statements due to, among other things, conditions in the end markets we serve, customer reaction to new products and programs, our ability to achieve projected sales growth, price increases or cost reductions, and efficiencies, changes in material costs and surcharges, unanticipated difficulties in connection with consolidation of manufacturing and administrative functions; unanticipated difficulties, expenditures and delays in connection with the acquisition and integration of Arrow International, including costs and length of time required to comply with legal requirements and regulatory approvals applicable to the transaction, unanticipated difficulties in connection with integration programs and customer and shareholder reaction; changes in general and international economic conditions; and other factors described in Teleflex’s filings with the Securities and Exchange Commission, including our Annual Report on Form 10K.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended
	July 1,		June 25,
	2007		2006
	(Dollars and shares in thousands,
	except per share)
Revenues.......................................................................................................	$ 679,718	$	650,184
Materials, labor and other product costs..................................................................	466,946		453,332

Gross profit..................................................................................................	212,772		196,852
Selling, engineering and administrative expenses.......................................................	136,968		127,234
Net loss on sale of assets.................................................................	2,121		1,828
Restructuring and impairment charges.....................................................................	1,119		8,475

Income from continuing operations before interest, taxes and minority interest.................	72,564		59,315
Interest expense.............................................................................................	9,692		10,930
Interest income.............................................................................................	(2,021)		(1,627)
Income from continuing operations before taxes and minority interest.............................	64,893		50,012
Taxes on income from continuing operations.............................................................	14,656		10,094

Income from continuing operations before minority interest............................................	50,237		39,918
Minority interest in consolidated subsidiaries, net of tax...............................................	7,253		5,935

Income from continuing operations......................................................................	42,984		33,983

Operating income from discontinued operations (including gain on disposal of $75,490 and $1,000, respectively)........................................................	77,989		3,545
Taxes on income from discontinued operations..........................................................	27,112		889

Income from discontinued operations......................................................................	50,877		2,656

Net income.....................................................................................................	$93,861		$36,639

Earnings per share:
Basic:
Income from continuing operations..................................................................	$1.10		$0.84
Income from discontinued operations...............................................................	$1.30		$0.07

Net income...........................................................................................	$2.39		$0.91

Diluted:
Income from continuing operations..................................................................	$1.08		$0.84
Income from discontinued operations................................................................	$1.28		$0.07

Net income...........................................................................................	$2.37		$0.90

Dividends per share..........................................................................................	$0.32		$0.285
Weighted average common shares outstanding:
Basic........................................................................................................	39,221		40,244
Diluted...................................................................................................	39,678		40,495

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Six Months Ended
	July 1,		June 25,
	2007		2006
	(Dollars and shares in thousands,
	except per share)
Revenues.......................................................................................................	$ 1,347,060	$	1,250,067
Materials, labor and other product costs..................................................................	924,862		874,168

Gross profit..................................................................................................	422,198		375,899
Selling, engineering and administrative expenses.......................................................	267,830		248,141
Net loss on sale and assets..............................................................	1,328		1,185
Restructuring and impairment charges.....................................................................	1,601		12,968

Income from continuing operations before interest, taxes and minority interest.................	151,439		113,605
Interest expense.............................................................................................	19,030		20,875
Interest income.............................................................................................	(3,430)		(3,135)
Income from continuing operations before taxes and minority interest.............................	135,839		95,865
Taxes on income from continuing operations.............................................................	35,021		22,753

Income from continuing operations before minority interest............................................	100,818		73,112
Minority interest in consolidated subsidiaries, net of tax...............................................	14,736		11,588

Income from continuing operations......................................................................	86,082		61,524

Operating income from discontinued operations (including gain on disposal of $75,490 and $1,064, respectively)......................................................	80,760		6,029
Taxes on income from discontinued operations..........................................................	28,707		1,808

Income from discontinued operations......................................................................	52,053		4,221

Net income.....................................................................................................	$138,135		$65,745

Earnings per share:
Basic:
Income from continuing operations..................................................................	$2.20		$1.53
Income from discontinued operations...............................................................	$1.33		$0.10

Net income...........................................................................................	$3.53		$1.63

Diluted:
Income from continuing operations..................................................................	$2.18		$1.52
Income from discontinued operations................................................................	$1.32		$0.10

Net income...........................................................................................	$3.49		$1.62

Dividends per share..........................................................................................	$0.605		$0.535
Weighted average common shares outstanding:
Basic........................................................................................................	39,126		40,295
Diluted...................................................................................................	39,540		40,577

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	July 1,		December 31,
	2007		2006
	(Dollars in thousands)
ASSETS
Current assets
Cash and cash equivalents............................................................... ...........		$444,668		$248,409
Accounts receivable, net........................................................................... ..		403,165		376,404
Inventories............................................................... .............................		416,867		415,879
Prepaid expenses........................................................................ ..........		23,410		27,689
Deferred tax assets............................................................................ ....		58,718		60,963
Assets held for sale................................................................................		2,766		10,185

Total current assets............................................................... .............		1,349,594		1,139,529
Property, plant and equipment, net...................................................................		388,143		422,178
Goodwill.................................................................................... ..............		531,107		514,006
Intangibles and other assets...........................................................................		286,762		259,229
Investments in affiliates.............................................................................. ..		28,469		23,076
Deferred tax assets....................................................................................		5,370		3,419

Total assets............................................................... ......................	$	2,589,445	$	2,361,437

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current borrowings............................................................ ......................		$25,867		$31,022
Accounts payable........................................................................... .......		230,568		210,890
Accrued expenses........................................................................ ..........		121,029		115,657
Payroll and benefit-related liabilities............................................................		78,398		74,407
Income taxes payable........................................................................... ....		40,639		16,125
Deferred tax liabilities......................................................... ......................		738		164
Total current liabilities................................................ ..........................		497,239		448,265
Long-term borrowings.............................................................................. ....		486,085		487,370
Deferred tax liabilities................................................................... ................		33,148		25,272
Pension and postretirement benefit liabilities.......................................................		92,655		97,191
Other liabilities........................................................................... .............		92,727		71,861

Total liabilities................................................ ..................................		1,201,854		1,129,959
Minority interest in equity of consolidated subsidiaries..........................................		56,803		42,057
Commitments and contingencies
Shareholders’ equity....................................................................................		1,330,788		1,189,421

Total liabilities and shareholders’ equity....................................................	$	2,589,445	$	2,361,437

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TELEFLEX INCORPORATED AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	July 1,		June 25,
	2007		2006
	(Dollars in thousands)
Cash Flows from Operating Activities of Continuing Operations:
Net income..............................................................................................	$	138,135	$65,745
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations...........................................................		(52,053)	(4,221)
Depreciation expense..............................................................................		36,709	37,314
Amortization expense of intangible assets....................................................		6,935	6,671
Amortization expense of deferred financing costs...........................................		560	684
Stock-based compensation.......................................................................		4,205	3,305
Net loss on sale of assets...........................................................................		1,328	1,185
Impairment of long-lived assets................................................................		—	4,757
Minority interest in consolidated subsidiaries.................................................		14,736	11,588
Other................................................................................................		(1,373)	(1,635)
Net change in operating assets and liabilities, net of effects of acquisitions...............		(14,880)	(4,082)

Net cash provided by operating activities from continuing operations..................		134,302	121,311

Cash Flows from Financing Activities of Continuing Operations:
Proceeds from long-term borrowings...............................................................		20,000	—
Reduction in long-term borrowings...............................................................		(20,154)	(18,275)
Decrease in notes payable and current borrowings...............................................		(9,001)	(47,042)
Proceeds from stock compensation plans.........................................................		20,459	8,275
Purchases of treasury stock..........................................................................		—	(22,611)
Dividends.............................................................................................		(23,711)	(21,609)

Net cash used in financing activities from continuing operations..................		(12,407)	(101,262)

Cash Flows from Investing Activities of Continuing Operations:
Expenditures for property, plant and equipment...................................................		(24,573)	(26,107)
Payments for businesses acquired...................................................................		(43,900)	(4,334)
Proceeds from sale of assets...........................................................................		143,260	899
(Investments in) proceeds from affiliates...........................................................		(5,730)	2,550
Working capital payment for divested business....................................................		—	(5,629)

Net cash provided by (used in) investing activities from continuing operations......		69,057	(32,621)

Cash Flows from Discontinued Operations:
Net cash provided by operating activities..............................................		5,607	10,306
Net cash used in investing activities..................................................................		(4,632)	(2,036)

Net cash provided by discontinued operations.............................................		975	8,270

Effect of exchange rate changes on cash and cash equivalents....................................		4,332	5,702

Net increase in cash and cash equivalents..............................................................		196,259	1,400
Cash and cash equivalents at the beginning of the period.............................................		248,409	239,536

Cash and cash equivalents at the end of the period....................................................	$	444,668	$240,936

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Three Months Ended
	July 1,		June 25,
	2007		2006
	(Dollars in thousands)
Revenues:
Commercial.............................................................................. ................	$ 345,943	$	337,167
Medical....................................................................................... .............	226,428		217,761
Aerospace................................................................................. ................	107,347		95,256

Total revenues..................................................................... ...................	679,718		650,184

Segment operating profit (1):
Commercial.............................................................................. ................	23,563		24,982
Medical....................................................................................... .............	43,218		37,335
Aerospace................................................................................. ................	12,044		8,116

Total segment operating profit.....................................................................	78,825		70,433
Corporate expenses................................................................................ ..............	10,274		6,750
Net loss on sale of assets..............................................................	2,121		1,828
Restructuring and impairment charges.....................................................................	1,119		8,475
Minority interest in consolidated subsidiaries (2).........................................................	(7,253)		(5,935)

Income from continuing operations before interest, taxes and minority interest..................	$72,564		$59,315

(1)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, loss on sale of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the three months ended July 1, 2007 and June 25, 2006, respectively.

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TELEFLEX INCORPORATED AND SUBSIDIARIES
SUMMARY OF SEGMENT RESULTS
(Unaudited)

	Six Months Ended
	July 1,	June 25,
	2007	2006
	(Dollars in thousands)
Revenues:
Commercial.............................................................................. ................	$676,139	$641,694
Medical....................................................................................... .............	453,317	420,882
Aerospace................................................................................. ................	217,604	187,491

Total revenues..................................................................... ...................	1,347,060	1,250,067

Segment operating profit (1):
Commercial.............................................................................. ................	43,647	45,335
Medical....................................................................................... .............	91,827	67,596
Aerospace................................................................................. ................	24,630	17,209

Total segment operating profit.....................................................................	160,104	130,140
Corporate expenses................................................................................ ..............	20,472	13,970
Net loss on sale of assets..............................................................	1,328	1,185
Restructuring and impairment charges.....................................................................	1,601	12,968
Minority interest in consolidated subsidiaries (2).........................................................	(14,736)	(11,588)

Income from continuing operations before interest, taxes and minority interest..................	$151,439	$113,605

(1)	Segment operating profit includes a segment’s revenues reduced by its materials, labor and other product costs along with the segment’s selling, engineering and administrative expenses and minority interest. Unallocated corporate expenses, loss on sale of assets, restructuring and impairment charges, interest income and expense and taxes on income are excluded from the measure.

(2)	Minority interest in consolidated subsidiaries is included in segment operating profit presented above and must be removed in order to calculate income from continuing operations before interest, taxes and minority interest, as presented on the Company’s condensed consolidated statements of income for the six months ended July 1, 2007 and June 25, 2006, respectively.

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